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                                                                     Exhibit 8.2

                         [LETTERHEAD OF SIDLEY & AUSTIN]

                                January 21, 1997


AmerUs Life Holdings, Inc.
AmerUs Capital I
418 Sixth Avenue
Des Moines, Iowa  50306-2499


Ladies and Gentlemen:

          We have acted as special counsel to AmerUs Life Holdings, Inc., an Iowa corporation ("ALH"), and AmerUs Capital I, a Delaware statutory business trust (the "Trust"), in connection with the proposed offering by the Trust of its Capital Securities, Series A (the "Capital Securities") as described in the Registration Statement on Form S-1 (the "Registration Statement"), filed by ALH and the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Prospectus (the "Prospectus") of ALH and the Trust. Capitalized terms not defined herein have the meanings specified in the Prospectus.


          In rendering the opinions expressed below, we have examined the Prospectus and such other documents as we have deemed relevant and necessary, including, without limitation, the Form of Amended and Restated Trust Agreement, the Form of Indenture and the Form of Guarantee, attached as Exhibits to the Registration Statement. Such opinions are conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectus as of the date hereof and the continuing accuracy and completeness thereof as of the date of the issuance of the Capital Securities. We have assumed that the transactions contemplated by the Prospectus and such other documents will occur as provided therein and that there will be no material change to the Prospectus or any of such other documents between the date hereof and the date of the issuance of the Capital Securities.

          We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have also

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AmerUS Life Holdings, Inc.
AmerUS Capital I
January 21, 1997
Page 2


assumed that all obligations imposed by such documents on the parties thereto are or will be enforceable, and have been or will be performed or satisfied in accordance with their terms. In addition, we have relied, with your consent, on the opinion of Richards, Layton & Finger with respect to the validity of the Capital Securities and the formation of the Trust and have assumed that Richards, Layton & Finger will deliver an opinion at the closing with respect to the enforceability of the Capital Securities.


          In rendering the opinions expressed below, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinions stated herein.

          Based upon and subject to the foregoing, we are of the opinion that:

          (1) Under current law, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of ALH;

          (2) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and

          (3) The discussion set forth in the Prospectus under the caption "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

          We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Sidley & Austin